                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report, dated February 7, 2000 (except for Note 16, as to which the date is March 15, 2000), with respect to the consolidated financial statements of ITXC Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission, in the Registration Statement (Form S-8 No. 333-00000) pertaining to the eFusion, Inc. Stock Option Plan.

                                                           /s/ Ernst & Young LLP
MetroPark, New Jersey
October 11, 2000